                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                          SUBURBFED FINANCIAL CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

--------------------------------------------------------------------------------

     (4) Date filed:

--------------------------------------------------------------------------------

                                     [LOGO]



                           SUBURBFED FINANCIAL CORP.
                             3301 WEST VOLLMER ROAD
                           FLOSSMOOR, ILLINOIS  60422
                                 (708) 333-2200





                                                                  March 17, 1997



Dear Fellow Stockholder:

On behalf of the Board of Directors and management of SuburbFed Financial Corp. (the "Company"), we cordially invite you to attend the Annual Meeting of Stockholders to be held at 2:00 p.m. Central time on April 17, 1997, at the Company's Administrative Office located at 154th Street at Broadway, Harvey, Illinois. The attached Notice of Annual Meeting of Stockholders and Proxy Statement discuss the business to be conducted at the Meeting. We have also enclosed a copy of SuburbFed Financial Corp.'s Annual Report. At the Meeting we will report on SuburbFed Financial Corp.'s operations and the outlook for the year ahead.

We encourage you to attend the Meeting in person. Whether or not you plan to attend, however, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING POSTPAID RETURN ENVELOPE AS PROMPTLY AS POSSIBLE. This will save SuburbFed Financial Corp. additional expense in soliciting proxies and will ensure that your shares are represented at the Meeting.

On behalf of the Board of Directors and all of the employees of the Company and Suburban Federal Savings, thank you for your continued support. We are pleased that you have decided to share in our future.

Sincerely yours,

/S/ VERNON VOLLBRECHT             /S/ DANIEL P. RYAN
----------------------            --------------------------------------------
VERNON VOLLBRECHT                 DANIEL P. RYAN
Chairman of the Board             President, Vice Chairman and Chief Executive
                                  Officer

                                     [LOGO]

                           SUBURBFED FINANCIAL CORP.
                             3301 WEST VOLLMER ROAD
                           FLOSSMOOR, ILLINOIS  60422
                                 (708) 333-2200

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 17, 1997

         Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of SuburbFed Financial Corp. (the "Company") will be held at 2:00 p.m. on April 17, 1997, at the Company's Administrative Office located at 154th Street at Broadway, Harvey, Illinois.

         A Proxy Card and a Proxy Statement for the Meeting are enclosed. The Meeting is for the purpose of considering and acting upon:

         1.      The election of four directors of the Company;

         2. The ratification of the adoption of the 1997 Stock Option and Incentive Plan;

         3. The ratification of the appointment of Cobitz, VandenBerg & Fennessy as auditors for the Company for the fiscal year ending December 31, 1997; and

such other matters as may properly come before the Meeting or any adjournments or postponements thereof. The Board of Directors is not aware of any other business to come before the Meeting.

         Any action may be taken on the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned or postponed. Stockholders of record at the close of business on March 4, 1997 are the stockholders entitled to vote at the Meeting, and any adjournments or postponements thereof. A complete list of stockholders entitled to vote at the Meeting will be available for inspection by shareholders, for any purpose germane to the Meeting, during normal business hours at the executive office of the Company during the ten days prior to the Meeting as well as at the Meeting.

         You are requested to complete, sign and date the enclosed Proxy Card which is solicited on behalf of the Board of Directors, and to mail it promptly in the enclosed envelope. The Proxy Card will not be used if you attend and vote at the Meeting in person.


By Order of the Board of Directors




/S/ VERNON VOLLBRECHT             /S/ DANIEL P. RYAN
----------------------            --------------------------------------------
VERNON VOLLBRECHT                 DANIEL P. RYAN
Chairman of the Board             President, Vice Chairman and Chief Executive
                                  Officer



Flossmoor, Illinois
March 17, 1997

--------------------------------------------------------------------------------
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A
SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS
REQUIRED IF MAILED WITHIN THE UNITED STATES.
--------------------------------------------------------------------------------

                                PROXY STATEMENT


                           SUBURBFED FINANCIAL CORP.
                             3301 WEST VOLLMER ROAD
                           FLOSSMOOR, ILLINOIS  60422


                         ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 17, 1997


         This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of SuburbFed Financial Corp. (the "Company") to be used at the Annual Meeting of Stockholders of the Company (the "Meeting"), to be held at the Company's Administrative Office located at 154th Street at Broadway, Harvey, Illinois, on April 17, 1997 at 2:00 p.m., and at any adjournments or postponements of the Meeting. The accompanying Notice of Meeting and this Proxy Statement are first being mailed to stockholders on or about March 17, 1997. Certain of the information provided herein relates to Suburban Federal Savings, a Federal Savings Bank (the "Bank"), a wholly owned subsidiary and the predecessor of the Company.

         At the Meeting, the stockholders of the Company are being asked to consider and vote upon proposals to elect four directors of the Company, to ratify the adoption of the 1997 Stock Option and Incentive Plan and to ratify the appointment of auditors.

VOTING RIGHTS AND PROXY INFORMATION

         All shares of common stock, par value $.01 per share, of the Company (the "Common Stock") represented at the Meeting by properly executed proxies received prior to or at the Meeting, and not revoked, will be voted at the Meeting in accordance with the instructions thereon. If no instructions are indicated, properly executed proxies will be voted for all nominees named below, for the adoption of the 1997 Stock Option and Incentive Plan and for the appointment of Cobitz, VandenBerg & Fennessy as the independent auditor for the fiscal year ending December 31, 1997. The Company does not know of any matters, other than as described in the Notice of Meeting, that are to come before the Meeting. If any other matters are properly presented at the Meeting for action, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment.

         Under Section 216 of the Delaware General Corporation Law and the Company's Bylaws, a majority of the shares of the Company's Common Stock, present in person or represented by proxy, shall constitute a quorum for purposes of the Meeting. In all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the Meeting and entitled to vote on the matter shall be the act of the shareholders. Directors shall be elected by a plurality of the votes present in person or represented by proxy at the Meeting and entitled to vote on the election of directors. Abstentions are treated as votes against a proposal and broker non-votes have no effect on the vote. Abstentions and broker non-votes are counted for purposes of determining a quorum.

         A proxy given pursuant to this solicitation may be revoked at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Meeting or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered to Lynn M. Nevills, Secretary, SuburbFed Financial Corp., 154th Street at Broadway, Harvey, Illinois 60426 (Administrative Office).

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         Stockholders of record as of the close of business on March 4, 1997 will be entitled to one vote for each share then held. As of that date, the Company had 1,258,162 shares of Common Stock issued and outstanding. The following table sets forth, as of March 4, 1997, certain information as to (i) those persons who were known by management to be beneficial owners of more than five percent of the Common Stock and (ii) as to the shares of Common Stock beneficially owned by the executive officers named below and all executive officers and directors of the Company and the Bank as a group.

                                                                               SHARES        PERCENT
                                                                            BENEFICIALLY       OF
NAME AND ADDRESS OF BENEFICIAL OWNER                                            OWNED         CLASS
------------------------------------                                        ------------     -------

Over 5% Owners:
---------------
 Wayne W. Whalen
 Paula Wolff
   4920 South Greenwood
   Chicago, Illinois  60615 . . . . . . . . . . . . . . . . . . .             112,000         8.90%

 SuburbFed Financial Corp. Employee Stock Ownership Plan
   3301 West Vollmer Road
   Flossmoor, Illinois  60422 . . . . . . . . . . . . . . . . . .              96,640(1)      7.68

Daniel P. Ryan
   SuburbFed Financial Corp.
   3301 West Vollmer Road
   Flossmoor, Illinois 60422  . . . . . . . . . . . . . . . . . .              65,378(2)      5.20

Executive Officers:(3)
-------------------
 Byron G. Thoren  . . . . . . . . . . . . . . . . . . . . . . . .              47,725(4)      3.79
 Steven E. Stock  . . . . . . . . . . . . . . . . . . . . . . . .              31,518(5)      2.51

 All directors, nominees, and executive officers of the Company
   and the Bank as a group (15 persons) . . . . . . . . . . . . .             370,030(6)     29.41

---------------
(1) Includes 71,913 shares allocated to the individual accounts of officers and employees as a group, with respect to which such individuals are deemed to have sole voting and no investment power. American Stock Transfer & Trust Company, as trustee of the Employee Stock Ownership Plan (the "ESOP"), has sole investment power as to all shares held in the ESOP and sole voting power as to 24,727 of such shares which have been not been allocated to participants. Each participant may instruct the ESOP trustee as to the voting of the shares allocated to each such participant. Allocated shares for which voting instructions are not received shall be voted by the ESOP trustee in the same ratio as the allocated shares with respect to which instructions are received. The ESOP trustee may be deemed under applicable regulations to "beneficially own" the 24,727 shares owned by the ESOP which have not been allocated to participants.

(2) Includes 29,487 shares which Mr. Ryan has the right to acquire pursuant to options granted under the Company's current stock option plans, 15,491 shares which have been allocated to him and which have vested under the Bank Incentive Plan and Trusts (the "BIPs"), 4,671 shares allocated under the Company's ESOP, and 9,233 shares held in the Bank's profit-sharing 401(k) plan.

(3) Daniel P. Ryan, listed as a 5% owner, is also an executive officer of the Company.

(4) Includes 19,986 shares which Mr. Thoren has the right to acquire pursuant to options granted under the Company's stock option plans, 9,271 shares which have been allocated to him and which have vested under the BIPs, 3,917 shares allocated under the Company's ESOP, and 5,966 shares held in the Bank's profit-sharing 401(k) plan.

(5) Includes 15,175 shares which Mr. Stock has the right to acquire pursuant to options granted under the Company's stock option plans, 4,177 shares which have been allocated to him and which have vested under the BIPs, 3,388 shares allocated under the Company's ESOP, and 3,084 shares held in the Bank's profit-sharing 401(k) plan.

(6) Includes shares held directly, as well as an aggregate of 111,431 shares which such directors and officers have the right to acquire pursuant to options granted under the Company's stock option plans, an aggregate of 37,293 shares which have been allocated to individual officers and which have vested under the BIPs, 17,426 shares allocated under the Company's ESOP, and 27,130 shares held in the Bank's profit-sharing 401(k) plan and shares held in retirement accounts or by certain members of such individuals' families, over which shares the respective directors and officers may be deemed to have sole voting or investment power.


                       PROPOSAL I - ELECTION OF DIRECTORS

GENERAL

         The Company's Board of Directors is composed of eleven members, each of whom is also a director of the Bank. Approximately one-third of the directors are elected annually. Directors of the Company are generally elected to serve for a three-year period or until their respective successors shall have been elected and shall qualify. Mr. Wilbur L. Morrison retired from the Board of Directors of the Company and the Bank effective as of September 30, 1996. Mr. Morrison is the beneficial owner of 10,125 shares (less than 1%) of the Company's common stock. The Boards of Directors of the Company and the Bank appreciate the dedicated service of Mr. Morrison and his contribution will be missed. Dr. Paula Wolff was appointed as a director to fill the unexpired term of Mr. Morrison. In addition, Dr. Robert L. Genetski was appointed as a director in connection with the expansion of the board of directors from ten to eleven members.

         The following table sets forth certain information regarding the composition of the Company's Board of Directors, including their terms of office. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to one or more nominees) will be voted at the Meeting FOR the election of the nominees identified below. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why any of the nominees might be unable to serve, if elected. There are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected.

                                                                                  Term    Common Stock   Percent
                                                 Positions Held      Director      to     Beneficially      of
                   Name                Age       in the Company       Since(1)   Expire       Owned(2)    Class
     --------------------------------  ---       --------------     -------      ------    --------     -------

                                                           NOMINEES
                                                           --------

     Daniel P. Ryan                     56  President, Vice            1987       1997        65,378       5.20
                                            Chairman, Chief
                                            Executive Officer and
                                            Managing Officer
     Vernon P. Vollbrecht               64  Chairman of the Board      1980       1997        21,046       1.67
     Bruce E. Huey                      49  Director                   1990       1997         7,950         *
     Robert L. Harris                   66  Director                   1992       1997         4,875         *

                                              DIRECTORS CONTINUING IN OFFICE
                                              ------------------------------

     Raymond J. Kalinsky                57  Director                   1990       1998        11,753         *
     Robert L. Genetski                 54  Director                   1996       1998         3,500         *
     William E. Ricketts, M.D.          81  Director                   1973       1998         6,375         *
     Paula Wolff                        51  Director                   1996       1998       112,000       8.90
     Alan L. Wischhover                 52  Director                   1988       1999        15,396       1.22
     Douglas L. Dance                   40  Director                   1996       1999         3,293         *
     Michael L. Lowenthal               60  Director                   1996       1999         3,500         *

__________________________

(1)  Includes service as a director of the Bank.

(2) Includes shares, as of March 4, 1997, held directly, as well as shares which are subject to options granted under the Company's stock option plans, shares allocated to the listed individuals under the ESOP, the 401(k) plan, profit sharing plan and shares which are held in retirement accounts or by certain members of the named individuals' families, over which shares the respective directors may be deemed to have sole voting and investment power.

*    Less than 1.0%

         The business experience of each of the above directors for at least the past five years is as follows:

         Daniel P. Ryan is the President, Chief Executive Officer and Managing Officer of the Company and the Bank and has held such positions with the Company since its inception in 1991 and with the Bank since 1986. Mr. Ryan joined the Bank in 1973. Mr. Ryan was elected Vice Chairman of the Board of Directors of the Company and the Bank in 1992.

         Vernon P. Vollbrecht is owner and President of the South Holland, Illinois based commercial real estate and management firm of Suburban Properties, Ltd. His firm engages in commercial investment real estate brokerage and manages 1,200 commercial and residential units. Mr. Vollbrecht was elected Chairman of the Board of the Company and the Bank in 1992.

         Bruce E. Huey is a partner in Friedman and Huey Associates, a certified public accounting firm located in Homewood, Illinois. Mr. Huey specializes in tax consulting. Mr. Huey is also a part-time adjunct assistant professor at DePaul University.

         Robert L. Harris has served as President of Ingalls Memorial Hospital, Harvey, Illinois, since 1967 and President of Ingalls Health System since its incorporation in 1981.

         Raymond J. Kalinsky became President of The Pulmonary Exchange, Ltd., Chicago Ridge, Illinois, in 1987, a firm which specializes in temporary medical help. Mr. Kalinsky is also a salesman for A.L. Williams, an insurance and securities sales company. From 1961 to 1987, Mr. Kalinsky was a Vice President with AAMed, Inc., a medical sales company.

         Robert L. Genetski is an economist and author. He currently serves as Senior Managing Director for Chicago Capital, Inc., an investment bank in Chicago, and he writes a regular column for the Nikkei Financial Daily, Japan's leading business newspaper.

         William E. Ricketts, M.D. is retired from private practice as a physician.

         Paula Wolff is President of Governors State University and is a member of numerous boards and civic activities. Dr. Wolff is married to Mr. Wayne Whalen, who beneficially owns 8.90% of the Company's outstanding stock.

         Alan L. Wischhover is a partner in private practice with the law firm of Wischhover, Vaccarello and Smith in Palos Hills, Illinois. Mr. Wischhover is also a title underwriter and consultant for Enterprise Land Title, Ltd.

         Douglas L. Dance became President and Publisher of Penny Saver Publications, a weekly publication of advertisements, with circulation in the south and southwest suburbs, in 1989. In 1993, he became President of Shopper Management Services, Inc., a weekly publication of advertisements.

         Michael L. Lowenthal is co-owner of Winstrom Manufacturing located in Park Forest, Illinois, a manufacturer of replacement windows for homes and is a majority owner of Hi-Hard Rolls located in Harvey, Illinois, a steel roll processor. He purchased both of these companies in 1989.


MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         Meetings of the Company's Board of Directors are generally held on a monthly basis. The Board of Directors met 12 times during the fiscal year ended December 31, 1996. During fiscal 1996, no incumbent director of the Company attended fewer than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by the committees of the Board of Directors on which he served, except for Director Harris, whose absences were excused by the Board. The Company has standing Audit, Compensation, Stock Option, Executive, Nominating, Investment Advisory and Long-Term Planning Committees.

         The Audit Committee is comprised of Directors Kalinsky, Huey, and Lowenthal. The Audit Committee recommends independent auditors to the Board, reviews the results of the auditors' reports and services, reviews with management and the internal auditors the systems of internal control and internal audit reports to ensure effective compliance with regulatory and internal policies and procedures. This committee met twice jointly with the Audit Committee of the Bank during fiscal 1996. The Audit Committee of the Bank met two additional times during fiscal 1996.

         The Compensation Committee is comprised of Directors Huey, Harris, Wischhover, and Dance. The Compensation Committee is responsible for making recommendations for the salary of the chief executive officer, and for approving the salaries of all other executive officers. This committee met two times during fiscal 1996, jointly with the Compensation Committee of the Bank.

         The Executive Committee is comprised of Directors Vollbrecht, Ryan, Ricketts and Genetski. The Executive Committee has and exercises all of the powers of the Board of Directors when such powers are required between meetings of the Board of Directors. The Executive Committee did not meet in fiscal 1996.

         The Stock Option Committee is comprised of Directors Ricketts and Lowenthal. The Stock Option Committee is responsible for administering the Company's stock option plans. The Stock Option Committee met three times during fiscal 1996.

         The Company's Nominating Committee selects the Company's nominees for the annual election of directors. Members of the Nominating Committee include Directors Ryan, Vollbrecht, and Wischhover. Pursuant to the Company's Bylaws, nominations for directors by stockholders must be made in writing and delivered to the Secretary of the Company at least 30 days prior to the meeting and such written nomination must contain certain information as provided in the Company's Bylaws. While the Board of Directors will consider nominees recommended by stockholders, it has not actively solicited nominations.

         The Investment Advisory Committee is comprised of Directors Wolff, Kalinsky, Ryan and Huey. The Investment Advisory Committee is authorized to act between meetings of the Board of Directors to approve the sale and purchase of securities. This committee did not meet during fiscal 1996.

         The Long-Term Planning Committee is comprised of Directors Ryan, Vollbrecht, Huey, Dance and Wischhover, and Officers Thoren, Stock, Ruhl and Wolf. The Long-Term Planning Committee is responsible for developing and implementing strategies to better serve the long-term interests of the Company's stockholders, employees, and communities served. This committee met four times during fiscal 1996.

         Board of Directors' meetings of the Bank, the principal subsidiary of the Company, are generally held on a monthly basis. The Board of Directors of the Bank met 12 times during the year ended December 31, 1996. During 1996, no incumbent director of the Bank attended fewer than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by the committees of the Board of Directors on which he served, with the exception of Director Harris, whose absences were excused by the Board. The Board of Directors of the Bank has standing Executive, Audit and Compensation Committees.

COMPENSATION OF DIRECTORS

         Company Fees. The Company pays a fee of $900 to its directors for attendance in person at each assigned committee meeting, specifically held for the Company, which occurs at a different time and for different purposes than like committees of the Bank. In addition, the chairman of each committee receives an additional $150 for attendance in person at each committee meeting over which he presides.

         Bank Fees. The Bank pays a fee of $900 per month to its Chairman, $400 per month to its Vice Chairman and $300 per month to all other directors. In addition, all directors receive fees of $900 for attendance in person at board meetings and assigned committee meetings and $450 for participation in telephonic meetings requiring the review of materials. The chairman of each committee receives an additional $150 for attendance in person at each committee meeting over which he presides.

EXECUTIVE COMPENSATION

         The following table sets forth information regarding compensation paid by the Company and the Bank to its Chief Executive Officer and other executive officers paid in excess of $100,000 during this period.

-----------------------------------------------------------------------------------------------------------------------------------
                                                        SUMMARY COMPENSATION TABLE
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                     LONG TERM COMPENSATION
                                                                                     -------------------------
                              ANNUAL COMPENSATION                                            AWARDS
--------------------------------------------------------------------------------------------------------------
                                                                                                    SECURITIES
                                                                                 RESTRICTED         UNDERLYING
                                                                PERFORMANCE         STOCK            OPTIONS/           ALL OTHER
                                                  SALARY         INCENTIVE        AWARD(S)             SARS            COMPENSATION

     NAME AND PRINCIPAL POSITION      YEAR          ($)             ($)             ($)                (#)                 ($)
-----------------------------------------------------------------------------------------------------------------------------------
    Daniel P. Ryan,                   1996       $177,650(1)      $49,550        $6,829(2)             4,400(6)       $103,614(3)
    Chief Executive Officer,          1995        161,300          29,836         4,261                3,037           116,306(4)
    President and Director            1994        140,000          33,974           ---                  ---            15,229(5)



    Byron G. Thoren,                  1996        109,298          31,269           ---                3,300(6)         33,650(3)
    Executive Vice President          1995        103,600          16,285           ---                2,137            26,364(4)
    and Chief Operating               1994         97,900          18,845           ---                  ---            12,849(5)
    Officer

    Steven E. Stock,                  1996        101,124          29,366           ---                2,860(6)         24,920(3)
    Senior Vice President,            1995         95,400          14,821           ---                1,575            23,348(4)
    Chief Financial Officer           1994         90,000          16,698           ---                  ---            10,592(5)
    and Treasurer

    --------------------------

(1)      Includes Director's fees of $29,250.

(2) Represents the dollar value, as of December 31, 1996, of the award of 348 shares of the Company's Common Stock granted to Mr. Ryan, pursuant to the BIPs, based on the average of the closing bid and asked price of $19.625 per share of the Company's Common Stock as quoted on the National Association of Securities Dealers Quotations ("Nasdaq") SmallCap Market System on December 31, 1996.

(3) Includes a payment of $74,000 and $8,057, in supplement retirement benefits to Messrs. Ryan and Thoren, respectively, in an amount equal to the difference between the benefits payable under the Company's retirement plans in excess of the Internal Revenue Code limitation on maximum benefits payable plus an amount to cover taxes due to the immediate payment of such funds. Includes an allocation under the ESOP for fiscal year 1996 of 737, 737, and 710 shares to Messrs. Ryan, Thoren, and Stock, respectively. The value of the shares allocated to Messrs. Ryan, Thoren, and Stock under the ESOP was $14,464, $14,464 and $13,934 respectively, based on the average of the closing bid and asked price of $19.625 per share for the Company's Common Stock as quoted on the Nasdaq SmallCap Market on December 31, 1996. Also includes insurance premiums paid by the Bank during 1996 of $5,670, $1,629, and $1,486 for Messrs. Ryan, Thoren, and Stock, respectively.

(4) Includes a payment of $85,599 in supplement retirement benefits to Mr. Ryan, in an amount equal to the difference between the benefits payable under the Company's retirement plans in excess of the Internal Revenue Code limitation on maximum benefits payable plus an amount to cover taxes due to the immediate payment of such funds. Includes an allocation under the ESOP for fiscal year 1995 of 921, 900, and 747 shares to Messrs. Ryan, Thoren, and Stock, respectively. The value of the shares allocated to Messrs. Ryan, Thoren, and Stock under the ESOP was $15,887, $15,525 and $12,886 respectively, based on the average of the closing bid and asked price of $17.25 per share for the Company's Common Stock as quoted on the Nasdaq SmallCap Market on December 31, 1995. Also includes insurance premiums paid by the Bank during 1995 of $5,850, $1,599, and $1,462 for Messrs. Ryan, Thoren, and Stock, respectively.

(5) Includes an allocation under the ESOP for fiscal year 1994 of 580, 566, and 460 shares to Messrs. Ryan, Thoren, and Stock, respectively. The value of the shares allocated to Messrs. Ryan, Thoren, and Stock under the ESOP was $11,600, $11,320 and $9,200 respectively, based on the average of the closing bid and asked price of $20.00 per share for the Company's Common Stock as quoted on the Nasdaq SmallCap Market on December 31, 1994. Also includes insurance premiums paid by the Bank during 1994 of $3,629, $1,529, and $1,392 for Messrs. Ryan, Thoren, and Stock, respectively.

(6) Includes option grants of 2,400, 1,800, and 1,560 shares to Messrs. Ryan, Thoren and Stock, respectively, which are subject to the achievement of certain performance criteria tied to fiscal 1997 earnings data. These shares have not vested at December 31, 1996.

         No stock appreciation rights ("SAR's") were granted during fiscal 1996 or in any previous year.

         The following table sets forth certain information concerning grants of stock options pursuant to the Company's Stock Option and Incentive Plan to the named officers for the fiscal year ended December 31, 1996.



-----------------------------------------------------------------------------------------------------------------------------------
                                           OPTION/SAR GRANTS IN LAST FISCAL YEAR

-----------------------------------------------------------------------------------------------------------------------------------
                                                   INDIVIDUAL GRANTS

-----------------------------------------------------------------------------------------------------------------------------------

                               NUMBER OF                                                     POTENTIAL REALIZABLE
                               SECURITIES                                                      VALUE AT ASSUMED
                               UNDERLYING       % OF TOTAL                                   ANNUAL RATES OF STOCK
                                OPTIONS/       OPTIONS/SARS       EXERCISE                  PRICE APPRECIATION FOR
                                  SARS          GRANTED TO        OR BASE                         OPTION TERM
                              GRANTED (#)        EMPLOYEES         PRICE       EXPIRATION   ----------------------
                NAME                          IN FISCAL YEAR       ($/SH)         DATE        5%($)(1)   10%($)(1)
-----------------------------------------------------------------------------------------------------------------------------------


        Daniel P. Ryan           2,000           6.32%             $17.25        9/9/06        $21,697    $54,984
                                 2,400(2)        7.59               19.00      12/31/06         28,678     72,675

        Byron G. Thoren          1,500           4.74               17.25        9/9/06         16,273     41,238
                                 1,800(2)        5.69               19.00      12/31/06         21,508     54,506

        Steven E. Stock          1,300           4.12               17.25        9/9/06         14,103     35,740
                                 1,560(2)        4.93               19.00      12/31/06         18,640     47,239
-----------------------------------------------------------------------------------------------------------------------------------


(1) Appreciation is based on stock price as of date of grant.

(2) Includes option grants of 2,400, 1,800 and 1,560 shares to Messrs. Ryan, Thoren and Stock, respectively, which are subject to the achievement of certain performance criteria tied to fiscal 1997 earnings data. These shares have not vested at December 31, 1996.

        The following table provides information as to stock options exercised by the Company's Chief Executive Officer and the other named officers at December 31, 1996 and the value of in-the-money options held by the Company's Chief Executive Officer and other named officers.


-----------------------------------------------------------------------------------------------------------------------------------
                                      AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END
                                                            OPTION/SAR VALUES
-----------------------------------------------------------------------------------------------------------------------------------
                                                                        NUMBER OF                               VALUE OF
                                                                  SECURITIES UNDERLYING                       UNEXERCISED
                                                                       UNEXERCISED                            IN-THE-MONEY
                                                                     OPTIONS/SARS AT                        OPTIONS/SARS AT
                               SHARES                                     FY-END                                 FY-END
                              ACQUIRED         VALUE                      (#)(1)                                 ($)(2)
                            ON EXERCISE       REALIZED    ------------------------------------    ---------------------------------
            NAME                (#)             ($)          EXERCISABLE        UNEXERCISABLE       EXERCISABLE       UNEXERCISABLE
-----------------------------------------------------------------------------------------------------------------------------------
    Daniel P. Ryan              ---             ---            29,487            2,400(3)       $313,427              $1,500(3)

    Byron G. Thoren             ---             ---            19,986            1,800(3)        209,390               1,125(3)


    Steven E. Stock             ---             ---            15,175            1,560(3)        112,219                 975(3)
-----------------------------------------------------------------------------------------------------------------------------------

_________________

(1) Represents an option to purchase Common Stock awarded to the Company's Chief Executive Officer and other named officers.

(2) Represents the aggregate market value (market price of the Common Stock less the exercise price) of in-the-money options granted based upon the average of the closing bid and asked price of $19.625 per share of the Company's Common Stock as reported on the Nasdaq SmallCap Market on December 31, 1996.

(3) Subject to the achievement of certain performance criteria tied to fiscal 1997 earnings data. These shares have not vested at December 31, 1996.

EMPLOYMENT AGREEMENTS

         During 1996, the Company entered into employment agreements with Messrs. Ryan, Thoren and Stock and two other executive officers. The employment agreements replaced the Bank's previously disclosed employment agreements, which are now terminated, and the Company's previously disclosed change in control agreements, which are also now terminated. The employment agreements provide for annual base salaries in amounts not less than their current salaries. The employment agreements provide for initial terms of (i) three years for Mr. Ryan, (ii) two years for Messrs. Thoren and Stock and (iii) one year for the remaining two officers. In general, under their terms, each agreement is extended daily for a period of one day so that the agreements retain their original terms unless either the employee or the Company shall give notice to the contrary. The agreements provide for termination upon the employee's death, for cause, or in certain other events. Each employment agreement is terminable by the employee upon 90 days' written notice.

         The agreements provide for the payment of an amount equal to the employee's salary for the remainder of the contract term plus health benefits in the event employment is terminated without cause and a change in control payment, as described below, is not applicable. The employment agreements provide for payment to Mr. Ryan of 299%, and Messrs. Thoren and Stock of 200% of their annual salary and bonus in the event there is a change in control of the Bank, where employment terminates in connection with such a change in control or within 12 months thereafter. Assuming a change in control were to take place as of January 1, 1997 and each employee were involuntarily terminated, the aggregate amount payable to Messrs. Ryan, Thoren and Stock pursuant to this change in control provision would be approximately $679,328, $281,134 and $260,980, respectively. The agreements provide for, among other things, participation in an equitable manner in employee benefits applicable to executive personnel of the Bank.

REPORT OF THE COMPENSATION COMMITTEE

         The Company's Executive compensation program is administered by the Board Compensation Committee, a committee comprised solely of non-employee directors. None of the these directors have any interlocking or other relationships with the Company which would call into question their independence as committee members.

         The executive compensation program is structured and administered to support the Company's business objectives and in keeping with its stated mission. The mission statement of company is as follows:

         To maximize the long term value for shareholders;

         To meet the needs of present and potential customers with financial products and services, profitably and efficiently delivered through a caring staff; and

         To continue our commitment to the communities we serve.

         In 1993, Congress amended the Internal Revenue Code to add Section 162(m) to limit the corporate deduction for compensation paid to a corporation's chief executive officer and to the four most highly compensated officers to $1 million per executive per year, with certain exceptions. The Committee carefully reviewed the impact of this legislation on the cost of the Bank's current executive compensation plans. Under the legislation and regulations adopted thereunder, it is not expected that any portion of the Company's (or subsidiaries') employee remuneration will be non-deductible in fiscal 1997 or in future years by reason of compensation awards granted in fiscal 1996. The Committee intends to review the Company's (and subsidiaries') executive compensation policies on an ongoing basis, and propose appropriate modifications, if the Committee deems them necessary, to these executive compensation plans with a view toward implementing the Company's compensation policies in a manner that avoids or minimizes any disallowance of tax deductions under Section 162(m).

         The executive compensation program supporting this business mission and strategy needs to, and does, provide a total compensation package for key persons which match those provided by competitors of similar size, complexity, and performance.

         Compensation Philosophy. The Compensation Philosophy previously adopted by the committee was reviewed. That philosophy is reiterated for the record:

         SuburbFed Financial Corp. and Suburban Federal Savings, a Federal Savings Bank support a centralized compensation program to attract, retain and motivate qualified employees to accomplish short and long-term goals and objectives. The specific objectives of the compensation program are:

         1. To maintain a total compensation program which is equal to or slightly above market value in competitiveness, within respective and appropriate marketplaces for all job categories including executive, managerial, non-exempt and part-time employees.

         2. To provide the proper mix of compensation elements to meet the needs of employees and the organization. For executive officers the elements will include base salary, annual incentives, long-term incentives including stock options, benefits, and perquisites.

         3. Maintain internally equitable pay levels which recognize the skills, responsibilities, efforts, experience, certifications, and working conditions determined for each position.

         4. Provide a salary and incentive structure which recognizes individual differences in performance, experience and position worth.

         5. Establish annual salary increases guidelines which provide pay progress based on each individual's work performance.

         6. Measure and monitor the performance management system to ensure a direct relationship between pay increases and work performance.

         7.      Provide final approval for compensation decisions as follows:


Position                  Recommendation                         Approval
--------                  --------------                         --------
CEO                       Board Compensation Comm.               Board
COO, CFO, SRVP            CEO                                    Board Comm.
Other Officers            Management Committee                   CEO

         8. Formally communicate the compensation program details and performance management system and features to all current and new employees.

         9. Provide periodic review and control over the compensation process to ensure fair and equitable pay practices which comply with all applicable regulations.

         10. Conduct on-going reviews of salary structure and position evaluation to preserve their accuracy and competitiveness and to consider new innovative approaches to maintain fairness and cost containment.

         11. Review use of options, bank incentive plans, and the Employee Stock Ownership Plan to determine the degree to which those plans are aligned with the interests of outside shareholders.

         Committee Process. In its review of executive compensation the committee takes into account numerous components including the following factors:

         Competitive salary levels for executive positions under committee purview as disclosed by various sources, including outside consultants, annual reports of competing banks, and Compensation Surveys prepared by America's Community Bankers.

         Individual performance as recorded and documented during the year.

         The performance of the Company in meeting its budgeted goals and stated strategic objectives as they are established each year in the budgetary process and in a strategic planning process.

         Internal equity issues.

         Company Performance. For performance analysis purposes the effect of the SAIF recapitalization premium charge, recorded September 30, 1996, was ignored and treated as an unusual occurrence outside the control of management.

         During 1996 budgeted net income goals were exceeded at the bank level by 9.89 percent.

         Incentive compensation to a broad range of officers is based partially on bank profitability and partially on determinable performance within areas under their personal control. For instance, three participating senior officers, those primarily responsible for investment decisions, shared 15% of the "excess investment income" derived in the holding company. Investment performance at the holding company level achieved a rate of return well above the bench mark T-Bill yields plus 1.5% and thus generated "excess income" in the amount of $293,187. All elements of incentive compensation are objective and based on performance of the respective individuals and companies.

         After profitability, the primary strategic objective of significance for 1996 was loan growth. Such growth exceeded managements goals established in late 1995.

         CEO Compensation. During 1996 President and Vice Chairman Ryan received the following compensation, Base salary of $148,400, 1995 incentives paid in early 1996 of $49,550, Stock Awards totaling 348 shares which were intended to make up for Mr. Ryan's lost ESOP participation in 1995 due to the $150,000 cap under the Internal Revenue Code, options for 2,500 shares granted at market value as of the date of award subject to earnings achievement for 1996, and an allocation under the ESOP program for fiscal 1996 of 738 shares. Mr. Ryan also received Board fees during 1996 in the amount of $29,500. He is paid on the same basis as other directors. Mr. Ryan also received a $74,000 payment reflecting supplemental retirement benefits to Mr. Ryan in an amount equal to the difference in the present cash value payable under the company's retirement plan in excess of the Internal Revenue Code limitation on maximum benefits payable plus an amount to cover taxes due to the immediate payment of such funds. Such payment may diminish over time due to adjustments to the code.

         For 1997 based on available data the competitive range of compensation for the CEO was determined as follows:

         Median 1996 compensation for institutions between $300 and $500 million was $148,900. Average base salary was $159,697, with an average lower quartile of $130,200 and upper quartile of $187,500.

         Median bonuses for 1995, the last year reported, amounted to $28,208, with an average payment of $42,100, lower quartile measures of $14,254 and upper quartile measures of $48,500.

         Our outside consultant placed the market value of the CEO compensation for an institution of the Company's size at $158,650 for 1997 with a range from $126,920 to $206,245 being acceptable. He suggested a targeted incentive for the CEO of 35% of base salary, translating to a range of from 0 if minimum levels of performance are not achieved to 50% at the highest level of achievement. He also suggested the propriety of a continuation of long-term incentives to be granted through the use of market priced options subject to vesting based on company performance.

Bruce Huey, Chairman of the Compensation Committee

Douglas Dance

Robert Harris

Alan Wischhover

STOCK PERFORMANCE PRESENTATION

         The line graph below compares the cumulative total stockholder return on the Common Stock to the cumulative total return of a broad index (all Nasdaq U.S. Stocks) and a savings and loan industry index for the period March 4, 1992 through December 31, 1996. The graph assumes that $100 was invested on March 4, 1992 to purchase shares of the Common Stock and that all dividends were reinvested.




                  COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
                 AMONG SUBURBFED FINANCIAL CORP., NASDAQ MARKET
                           INDEX AND MG GROUP INDEX*

DOLLARS

 350     300    250     200     150
 100      50      0                           [GRAPH]
1992    1993   1994    1995    1996



                                                        FISCAL YEAR ENDING
---------------------------------------------------------------------------------------------------------------------
COMPANY                         1992            1992            1993            1994            1995            1996
SUBURBFED FINANCIAL CORP         100           167.47          225.43          199.57          254.92          298.94
INDUSTRY INDEX                   100           122.46          151.85          145.45          230.38          300.67
BROAD MARKET                     100           100.37          120.39          126.40          163.96          203.74

SUBURBFED FINANCIAL   NASDAQ MARKET INDEX

MG GROUP INDEX

*Assumes $100 invested on March 4, 1992 and dividends reinvested through fiscal year ending December 31, 1996.

CERTAIN TRANSACTIONS

         The Bank has followed a policy of granting consumer loans and loans secured by the borrower's personal residence to officers, directors and employees. The loans have been made in the ordinary course of business and on the same terms and conditions as those of comparable transactions prevailing at the time, in accordance with the Bank's underwriting guidelines, and do not involve more than the normal risk of collectibility or present other unfavorable features. Loans to officers and directors must be approved by a majority of the disinterested directors and loans to other employees must be approved by the Bank's loan committee. All loans by the Bank to its directors and executive officers are subject to regulations of the Office of Thrift Supervision restricting loans and other transactions with affiliated persons of the Bank. Federal law currently requires that all loans to directors and executive officers be on terms and conditions comparable to those for similar transactions with non-affiliates. No loans granted on favorable terms are outstanding to any current officer or director of the Bank or the Company whose aggregate indebtedness exceed $60,000 at any time during the year ended December 31, 1996.


                   PROPOSAL II - RATIFICATION OF ADOPTION OF
                      1997 STOCK OPTION AND INCENTIVE PLAN

         A 1997 Stock Option and Incentive Plan (the "Stock Option Plan") has been adopted by the Board of Directors of the Company, subject to ratification by stockholders at the Meeting. Pursuant to the Stock Option Plan, 80,000 shares of the Company's Common Stock will be reserved for issuance under the Stock Option Plan from authorized but unissued shares. The Stock Option Plan is comparable in structure and purpose to plans adopted by the stockholders of a large number of public companies and is similar to the Company's previous options. As of March 4, 1997, awards covering a total of 254,617 shares of the original 268,687 shares of Common Stock reserved for issuance under the Company's previous option plans have been granted. The preceding numbers have been adjusted to reflect the 3 for 2 stock split which occurred on November 3, 1995.

         The Board of Directors proposes that stockholders approve the new Stock Option Plan in order to increase the number of shares available for future grants of stock options. The Board of Directors believes that it was appropriate for the Company to adopt a stock option and incentive plan which permits the granting of long-term incentive awards to officers and employees as a means of enhancing and encouraging the recruitment and retention of those individuals on whom the continued success of the Company depends. However, because the awards are granted only to persons affiliated with the Company, the adoption of the Stock Option Plan could make it more difficult for a third party to acquire control of the Company and therefore could discourage offers for the Company's stock that may be viewed by the Company's stockholders to be in their best interest.

         Attached as Exhibit A to this Proxy Statement is the complete text of the Stock Option Plan. The principal features of the Stock Option Plan are summarized below.

PRINCIPAL FEATURES OF THE STOCK OPTION PLAN

         The Stock Option Plan provides for awards in the form of stock options. Each award shall be on such terms and conditions, consistent with the Stock Option Plan, as the committee administering the Stock Option Plan may determine.

         Shares may be either authorized but unissued shares or reacquired shares held by the Company in its treasury. Any shares subject to an award which expires or is terminated unexercised will again be available for issuance under the Stock Option Plan or any other plan of the Company or its subsidiaries. Generally, no award or any right or interest therein is assignable or transferable except under certain limited exceptions set forth in the Plan.

         The Stock Option Plan is administered by the Stock Option Committee of the Board of Directors of the Company, none of whom shall be eligible to receive discretionary awards under the Stock Option Plan. Directors Ricketts and Lowenthal are the present members of the Stock Option Committee. Pursuant to the terms of the Stock Option Plan, any employee of the Company or its affiliates is eligible to participate in the Stock Option Plan. In granting awards under the Stock Option Plan, the Stock Option Committee considers, among other things, position and years of service, value of the participant's services to the Company and the Bank and the added responsibilities of such individuals as employees, directors and officers of a public company.

STOCK OPTIONS

         The term of stock options will not exceed ten years from the date of grant. The Committee may grant either "Incentive Stock Options" as defined under Section 422 of the Code or stock options not intended to qualify as such ("Non-Qualified Stock Options").

         In general, stock options will not be exercisable after the expiration of their terms. Unless otherwise determined by the Committee, in the event that a participant ceases to maintain continuous service (as defined in the Stock Option Plan) to the Company, or one of its affiliates, for any reason other than death, or termination for cause, an exercisable stock option will continue to be exercisable for three months but in no event after the expiration date of the option. In the event of the death of a participant during such service or within the three month period described above following termination, an exercisable option will continue to be exercisable for one year, to the extent exercisable by the participant immediately prior to his death, but in no event later than ten years after grant. Following the death of any participant, the Committee may, as an alternative means of settlement of an option, elect to pay to the holder an amount of cash equal to the amount by which the market value of the shares covered by the option on the date of exercise exceeds the exercise price. A stock option will automatically terminate and will no longer be exercisable as of the date a participant is terminated for cause.

         Subject to certain limited exceptions, the exercise price for the purchase of shares subject to a stock option at the date of grant may not be less than 100% of the market value of the shares covered by the option on that date. The exercise price must be paid in full in cash or shares of common stock, or a combination of both.

EFFECT OF MERGER AND OTHER ADJUSTMENTS

         Shares as to which awards may be granted under the Stock Option Plan, and shares then subject to awards, will be adjusted by the Committee in the event of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in the corporate structure of the Company.

         In the case of any merger, consolidation or combination of the Company with or into another thrift holding company or other entity, whereby either the Company is not the continuing thrift holding company or its outstanding shares are converted into or exchanged for securities, cash or property, or any combination thereof, any participant to whom a stock option has been granted at least six months prior to such event will have the right upon exercise of the option to an amount equal to the excess of fair market value on the date of exercise of the consideration receivable in the merger, consolidation or combination with respect to the shares covered or represented by the stock option over the exercise price of the option multiplied by the number of shares with respect to which the option has been exercised.

         A change in control will be deemed to occur when (i) a person or group becomes the beneficial owner of shares of the Company representing 25% or more of the total number of votes which may be cast for the election of the Board of Directors of the Company, (ii) in connection with any tender or exchange offer (other than an offer by the Company), merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who are Directors of the Company cease to be a majority of the Board of Directors, or (iii) stockholders of the Company approve a transaction pursuant to which the Company will cease to be an independent publicly-owned thrift holding company or pursuant to which substantially all of its assets will be sold.

         In addition, in the event of a tender or exchange offer (other than an offer made by the Company) or if the event specified in clause (iii) above occurs, all outstanding stock options not fully exercisable will become exercisable in full and remain so for a period of 60 days, after which they will revert to being exercisable in accordance with their terms. However, no stock option will be exercisable by any director, senior officer or ten percent beneficial owner of the Company, or one of its subsidiaries, within six months of the date of the grant of such stock option and no options previously exercised or terminated shall be exercisable.

AMENDMENT AND TERMINATION

         The Board of Directors of the Company may at any time amend, suspend or terminate the Stock Option Plan or any portion thereof but may not, without the prior approval of the stockholders, make any amendment which shall (i) materially increase the aggregate number of shares with respect to which Awards may be made under the Plan (except as set for in the Stock Option Plan), (ii) materially increase the benefits accruing to Participants, (iii) change the class of person eligible to participate in the Stock Option Plan, provided, however, that no such amendment, suspension or termination shall impair the rights of any Participant, without his consent, in any Award therefore made pursuant to the Stock Option Plan. Unless previously terminated, the Stock Option Plan shall continue in effect for a term of ten years, after which no further awards may be granted under the Stock Option Plan.

FEDERAL INCOME TAX CONSEQUENCES

         Under present federal income tax laws, awards under the Stock Option Plan will have the following consequences:

(1) The grant of an award will neither, by itself, result in the recognition of taxable income to the participant nor entitle the Company to a deduction at the time of such grant.

(2) The exercise of a stock option which is an "Incentive Stock Option" within the meaning of Section 422 of the Code will generally not, by itself, result in the recognition of taxable income to the participant nor entitle the Company to a deduction at the time of such exercise. However, the difference between the exercise price and the fair market value of the option shares on the date of exercise is an item of tax preference which may, in certain situations, trigger the alternative minimum tax. The alternative minimum tax is incurred only when it exceeds the regular income tax. The alternative minimum tax will be payable at the rate of 26% to the first $175,000 of "minimum taxable income" in excess of $33,750 (single person) or $45,000 (married person filing jointly). This tax applies at a flat rate of 28% of so much of the taxable excess as exceeds $175,000. If a taxpayer has alternative minimum taxable income in excess of $150,000 (married persons filing jointly) or $112,500 (single person), the $45,000 or $33,750 exemptions are reduced by an amount equal to 25% of the amount by which the alternative minimum taxable income of the taxpayer exceeds $150,000 or $112,500, respectively. The gain recognized upon sale of the Incentive Stock Option will generally be taxed at the ordinary income tax rates then in effect.

(3) The exercise of a stock option which is not an Incentive Stock Option will result in the recognition of ordinary income by the participant on the date of exercise in an amount equal to the difference between the exercise price and the fair market value on the date of exercise of the shares acquired pursuant to the stock option.

(4) The Company will be allowed a deduction at the time, and in the amount of, any ordinary income recognized by the participant under the various circumstances described above, provided that the Company meets its federal withholding tax obligations.

AWARDS UNDER THE STOCK OPTION PLAN

         The Stock Option Committee has no current plans or understandings regarding the allocation of awards under the Stock Option Plan. It is anticipated that the Stock Option Committee will meet near the end of fiscal 1997 to consider whether, when and to whom to grant awards under the Stock Option Plan.


         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE ADOPTION OF THE 1997 STOCK OPTION AND INCENTIVE PLAN.

             PROPOSAL III - RATIFICATION OF APPOINTMENT OF AUDITORS

         The Company's independent auditors are Cobitz, VandenBerg & Fennessy, independent certified public accountants. At the Meeting, the stockholders will consider and vote on the ratification of the appointment of independent auditors for the Company's fiscal year ending December 31, 1997. The Board of Directors has appointed Cobitz, VandenBerg & Fennessy to be its auditors, subject to ratification by the Company's stockholders.

         Representatives of Cobitz, VandenBerg & Fennessy are expected to attend the Meeting to respond to appropriate questions and to make a statement if they so desire.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF COBITZ, VANDENBERG & FENNESSY AS THE COMPANY'S AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1997.


                             SHAREHOLDER PROPOSALS

         In order to be eligible for inclusion in the Company's proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's executive offices, 3301 West Vollmer Road, Flossmoor, Illinois 60422, no later than November 17, 1997. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.


                                 OTHER MATTERS

         The Board of Directors is not aware of any business to come before the Meeting other than the matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

         The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Common Stock. The Company has retained Georgeson & Co. to assist in the solicitation of proxies for a fee estimated to be $5,500 plus reasonable out of pocket expenses. In addition to solicitation by mail, directors and officers of the Company and regular employees of the Bank may solicit proxies personally or by telegraph or telephone, without additional compensation.

By Order of the Board of Directors




/S/ VERNON VOLLBRECHT             /S/ DANIEL P. RYAN
----------------------            --------------------------------------------
VERNON VOLLBRECHT                 DANIEL P. RYAN
Chairman of the Board             President, Vice Chairman and Chief Executive
                                  Officer



Flossmoor, Illinois
March 17, 1997

                                                                       EXHIBIT A

                           SUBURBFED FINANCIAL CORP.

                      1997 STOCK OPTION AND INCENTIVE PLAN


         1. Plan Purpose. The purpose of the Plan is to promote the long-term interests of the Corporation and its stockholders by providing a means for attracting and retaining directors, officers and employees of the Corporation and its Affiliates. It is intended that designated Options granted pursuant to the provisions of this Plan to persons employed by the Corporation or its Affiliates will qualify as Incentive Stock Options. Options granted to persons who are not employees will be Non-Qualified Stock Options. Options granted as Incentive Stock Options but which, for any reason, fail to qualify as such shall automatically become Non-Qualified Stock Options.

         2.      Definitions.  The following definitions are applicable to the
Plan:

                 "Affiliate" - means any "parent corporation" or "subsidiary corporation" of the Corporation, as such terms are defined in Section 424(e) and (f), respectively, of the Code.

                 "Award" - means the grant of an Incentive Stock Option or a Non-Qualified Stock Option, as provided in the Plan.

                 "Bank" - means Suburban Federal Savings, A Federal Savings Bank and any successor entity.

                 "Code" - means the Internal Revenue Code of 1986, as amended.

                 "Committee" - means the Committee referred to in Section 3 hereof.

                 "Continuous Service" - means the absence of any interruption or termination of service as a director, advisory or honorary director or director emeritus, officer or employee of the Corporation or an Affiliate, except that when used with respect to persons granted an Incentive Option means the absence of any interruption or termination of service as an employee of the Corporation or an Affiliate. Service shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Corporation or in the case of transfers between payroll locations of the Corporation or between the Corporation, its parent, its subsidiaries or its successor. With respect to any advisory or honorary director or director emeritus, continuous service shall mean availability to perform such functions as may be required of the such directors.

                 "Corporation" - means SuburbFed Financial Corp., a Delaware corporation.

                 "Employee" - means any person, including an officer or director, who is employed by the Corporation or any Affiliate.

                 "ERISA" - means the Employee Retirement Income Security Act of 1974, as amended.

                 "Exercise Price" - means the price per Share at which the Shares subject to an Option may be purchased upon exercise of such Option.

                 "Incentive Stock Option" - means an option to purchase Shares granted by the Committee pursuant to Section 6 hereof which is subject to the limitations and restrictions of Section 8 hereof and is intended to qualify under Section 422 of the Code.

                 "Market Value" - means the average of the high and low quoted sales price on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) of a Share on the Composite Tape for the New York Stock Exchange-Listed Stocks, or, if on such date the Shares are not quoted on the Composite Tape, on the New York Stock Exchange, or, if the Shares are not listed or admitted to trading on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which the Shares are listed or admitted to trading, or, if the Shares are not listed or admitted to trading on any such exchange, the mean between the closing high bid and low asked quotations with respect to a Share on such date on the NASDAQ System, or any similar system then in use, or, if no such quotations are available, the fair market value on such date of a Share as the Committee shall determine.

                 "Non-Employee Director" - means a director who a) is not currently an officer or employee of the Corporation; b) is not a former employee of the Corporation who receives compensation for prior services (other than from a tax-qualified retirement plan); c) has not been an officer of the Corporation; d) does not receive remuneration from the Corporation in any capacity other than as a director; and e) does not possess an interest in any other transactions and is not engaged in a business relationship for which disclosure would be required under Item 404(a) or (b) of Regulation S-K.

                 "Non-Qualified Stock Option" - means an option to purchase Shares granted by the Committee pursuant to Section 6 hereof, which option is not intended to qualify under Section 422(b) of the Code.

                 "Option" - means an Incentive Stock Option or a Non-Qualified Stock Option.

                 "Participant" - means any director, advisory or honorary director or director emeritus, officer or employee of the Corporation or any Affiliate who is selected by the Committee to receive an Award.

                 "Plan" - means the 1997 Stock Option and Incentive Plan of the Corporation.

                 "Shares" - means the shares of common stock of the Corporation.

                 "Ten Percent Beneficial Owner" - means the beneficial owner of more than ten percent of any class of the Corporation's equity securities registered pursuant to Section 12 of the Securities Exchange Act of 1934.

         3. Administration. The Plan shall be administered by a Committee consisting of two or more members, each of whom shall be a Non-Employee Director. The members of the Committee shall be appointed by the Board of Directors of the Corporation. Except as limited by the express provisions of the Plan, the Committee shall have sole and complete authority and discretion to (i) select Participants and grant Awards; (ii) determine the number of Shares to be subject to types of Awards generally, as well as to individual Awards granted under the Plan; (iii) determine the terms and conditions upon which Awards shall be granted under the Plan; (iv) prescribe the form and terms of instruments evidencing such grants; and (v) establish from time to time regulations for the administration of the Plan, interpret the Plan, and make all determinations deemed necessary or advisable for the administration of the Plan.

         A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee without a meeting, shall be acts of the Committee.

         4. Participation in Committee Awards. The Committee may select from time to time Participants in the Plan from those directors, advisory or honorary directors or directors emeritus, officers and employees of the Corporation or its Affiliates who, in the opinion of the Committee, have the capacity for contributing to the successful performance of the Corporation or its Affiliates.

         5. Shares Subject to Plan. Subject to adjustment by the operation of Section 12 hereof, the maximum number of Shares with respect to which Awards may be made under the Plan is EIGHTY THOUSAND (80,000). The Shares with respect to which Awards may be made under the Plan may be either authorized and unissued shares or issued shares heretofore or hereafter reacquired and held as treasury shares. An Award shall not be considered to have been made under the Plan with respect to any Option which terminates and new Awards may be granted under the Plan with respect to the number of Shares as to which such termination has occurred.

         6. General Terms and Conditions of Options. The Committee shall have full and complete authority and discretion, except as expressly limited by the Plan, to grant Options and to provide the terms and conditions (which need not be identical among Participants) thereof. In particular, the Committee shall prescribe the following terms and conditions: (i) the Exercise Price of any Option, which shall not be less than the Market Value per Share at the date of grant of such Option, (ii) the number of Shares subject to, and the expiration date of, any Option, which expiration date shall not exceed ten years from the date of grant, (iii) the manner, time and rate (cumulative or otherwise) of exercise of such Option, and (iv) the restrictions, if any, to be placed upon such Option or upon Shares which may be issued upon exercise of such Option. The Committee may, as a condition of granting any Option, require that a Participant agree not to thereafter exercise one or more Options previously granted to such Participant.

         7.      Exercise of Options.

                 (a) Except as provided herein, an Option granted under the Plan shall be exercisable during the lifetime of the Participant to whom such Option was granted only by such Participant and, except as provided in paragraphs (c) and (d) of this Section 7, no such Option, may be exercised unless at the time such Participant exercises such Option, such Participant has maintained Continuous Service since the date of grant of such Option.

                 (b) To exercise an Option under the Plan, the Participant to whom such Option was granted shall give written notice to the Corporation in form satisfactory to the Committee (and, if partial exercises have been permitted by the Committee, by specifying the number of Shares with respect to which such Participant elects to exercise such Option) together with full payment of the Exercise Price, if any and to the extent required. The date of exercise shall be the date on which such notice is received by the Corporation. Payment, if any is required, shall be made either (i) in cash (including check, bank draft or money order) or (ii) by delivering (A) Shares already owned by the Participant and having a fair market value equal to the applicable exercise price, such fair market value to be determined in such appropriate manner as may be provided by the Committee or as may be required in order to comply with or to conform to requirements of any applicable laws or regulations, or (B) a combination of cash and such Shares.

                 (c) If a Participant to whom an Option was granted shall cease to maintain Continuous Service for any reason (including total or partial disability and normal or early retirement, but excluding death and termination of employment by the Corporation or any Affiliate for cause), such Participant may, but only within the period of three months immediately succeeding such cessation of Continuous Service and in no event after the expiration date of such Option, exercise such Option to the extent that such Participant was entitled to exercise such Option, at the date of such cessation, provided, however, that such right of exercise after cessation of Continuous Service shall not be available to a Participant if the Committee otherwise determines, and so provides in the applicable instrument or instruments evidencing the grant of such Option. If the Continuous Service of a Participant to whom an Option was granted by the Corporation is terminated for cause, all rights under any Option of such Participant shall expire immediately upon the giving to the Participant of notice of such termination.

                 (d) In the event of the death of a Participant while in the Continuous Service of the Corporation or an Affiliate or within the three month period referred to in paragraph (c) of this Section 7, the person to whom any Option held by the Participant at the time of his death is transferred by will or the laws of descent and distribution, or in the case of an Award other than an Incentive Stock Option, pursuant to a qualified domestic relations order, as defined in the Code or Title 1 of ERISA or the rules thereunder may, but only to the extent such Participant was entitled to exercise such Option immediately prior to his death, exercise such Option at any time within a period of one year succeeding the date of death of such Participant, but in no event later than ten years from the date of grant of such Option. Following the death of any Participant to whom an Option was granted under the Plan, the Committee may, as an alternative means of settlement of such Option, elect to pay to the person to whom such Option is transferred by will or by the laws of descent and distribution, or in the case of an Option other than an Incentive Stock Option, pursuant to a qualified domestic relations order, as defined in the Code or Title I of ERISA or the rules thereunder, the amount by which the Market Value per Share on the date of exercise of such Option shall exceed the Exercise Price of such Option, multiplied by the number of Shares with respect to which such Option is properly exercised. Any such settlement of an Option shall be considered an exercise of such Option for all purposes of the Plan.

         8. Incentive Stock Options. Incentive Stock Options may be granted only to Participants who are Employees. Any provision of the Plan to the contrary notwithstanding, (i) no Incentive Stock Option shall be granted more than ten years from the date the Plan is adopted by the Board of Directors of the Corporation and no Incentive Stock Option shall be exercisable more than ten years from the date such Incentive Stock Option is granted, (ii) the Exercise Price of any Incentive Stock Option shall not be less than the Market Value per Share on the date such Incentive Stock Option is granted, (iii) any Incentive Stock Option shall not be transferable by the Participant to whom such Incentive Stock Option is granted other than by will or the laws of descent and distribution, and shall be exercisable during such Participant's lifetime only by such Participant, (iv) no Incentive Stock Option shall be granted to any individual who, at the time such Incentive Stock Option is granted, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Corporation or any Affiliate unless the Exercise Price of such Incentive Stock Option is at least 110 percent of the Market Value per Share at the date of grant and such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted, and (v) the aggregate Market Value (determined as of the time any Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant in any calendar year shall not exceed $100,000.

         9. Adjustments Upon Changes in Capitalization. In the event of any change in the outstanding Shares subsequent to the effective date of the Plan by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or Shares of the Corporation, the maximum aggregate number and class of shares as to which Awards may be granted under the Plan and the number and class of shares with respect to which Awards theretofore have been granted under the Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive.

         10. Effect of Merger. In the event of any merger, consolidation or combination of the Corporation (other than a merger, consolidation or combination in which the Corporation is the continuing entity and which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property, or any combination thereof) pursuant to a plan or agreement the terms of which are binding upon all stockholders of the Corporation (except to the extent that dissenting stockholders may be entitled, under statutory provisions or provisions contained in the certificate of incorporation, to receive the appraised or fair value of their holdings), any Participant to whom an Option has been granted at least six months prior to such event shall have the right (subject to the provisions of the Plan and any limitation applicable to such Option), thereafter and during the term of each such Option, to receive upon exercise of any such Option an amount equal to the excess of the fair market value on the date of such exercise of the securities, cash or other property, or combination thereof, receivable upon such merger, consolidation or combination in respect of a Share over the Exercise Price of such Option, multiplied by the number of Shares with respect to which such Option shall have been exercised. Such amount may be payable fully in cash, fully in one or more of the kind or kinds of property payable in such merger, consolidation or combination, or partly in cash and partly in one or more of such kind or kinds of property, all in the discretion of the Committee.

         11. Effect of Change in Control. Each of the events specified in the following clauses (i) through (iii) of this Section 11 shall be deemed a "change of control": (i) any third person, including a "group" as defined in
Section 13(d)(3) of the Securities Exchange Act of 1934, shall become the beneficial owner of shares of the Corporation with respect to which 25% or more of the total number of votes for the election of the Board of Directors of the Corporation may be cast, (ii) as a result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Corporation shall cease to constitute a majority of the Board of Directors of the Corporation or (iii) the shareholders of the Corporation shall approve an agreement providing either for a transaction in which the Corporation will cease to be an independent publicly owned entity or for a sale or other disposition of all or substantially all the assets of the Corporation. If a tender offer or exchange offer for Shares (other than such an offer by the Corporation) is commenced, or if the event specified in clause
(iii) above shall occur, unless the Committee shall have otherwise provided in the instrument evidencing the grant of an Option such Option theretofore granted and not fully exercisable shall become exercisable in full upon the happening of such event; provided, however, that no Option which has previously been exercised or otherwise terminated shall become exercisable.

         12. Assignments and Transfers. No Award nor any right or interest of a Participant under the Plan in any instrument evidencing any Award under the Plan may be assigned, encumbered or transferred except, in the event of the death of a Participant, by will or the laws of descent and distribution or in the case of Awards other than Incentive Stock Options pursuant to a qualified domestic relations order, as defined in the Code or Title I of ERISA or the rules thereunder.

         13. Employee Rights Under the Plan. No director, officer or employee shall have a right to be selected as a Participant nor, having been so selected, to be selected again as a Participant and no director, officer, employee or other person shall have any claim or right to be granted an Award under the Plan or under any other incentive or similar plan of the Corporation or any Affiliate. Neither the Plan nor any action taken thereunder shall be construed as giving any employee any right to be retained in the employ of the Corporation or any Affiliate.

         14. Delivery and Registration of Stock. The Corporation's obligation to deliver Shares with respect to an Award shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Participant to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of the Securities Act of 1933 or any other Federal, state or local securities legislation or regulation. It may be provided that any representation requirement shall become inoperative upon a registration of the Shares or other action eliminating the necessity of such representation under such Securities Act or other securities legislation. The Corporation shall not be required to deliver any Shares under the Plan prior to
(i) the admission of such shares to listing on any stock exchange on which Shares may then be listed, and (ii) the completion of such registration or other qualification of such Shares under any state or Federal law, rule or regulation, as the Committee shall determine to be necessary or advisable.

         15. Withholding Tax. Where a Participant or other person is entitled to receive Shares pursuant to the exercise of an Option pursuant to the Plan, the Corporation shall have the right to require the Participant or such other person to pay the Corporation the amount of any taxes which the Corporation is required to withhold with respect to such Shares, or, in lieu thereof, to retain or sell without notice a sufficient number of such shares to cover the amount required to be withheld or in lieu of any of the foregoing to withhold a sufficient sum from the Participant's compensation payable by the Corporation to satisfy the Corporation's withholding requirements. The Corporation's method of satisfying its withholding obligations shall be solely in the discretion of the Corporation, subject to applicable Federal, state and local law.

         16. Amendment or Termination. The Board of Directors of the Corporation may amend, suspend or terminate the Plan or any portion thereof at any time, but (except as provided in Section 9 hereof) no amendment shall be made without approval of the stockholders of the Corporation which shall (i) materially increase the aggregate number of Shares with respect to which Awards may be made under the Plan, or (ii) change the class of persons eligible to participate in the Plan; provided, however, that no such amendment, suspension or termination shall impair the rights of any Participant, without his consent, in any Award theretofore made pursuant to the Plan.

         17. Effective Date and Term of Plan. The Plan shall become effective upon its adoption by the Board of Directors of the Corporation, subject to approval of the Plan by stockholders of the Corporation. It shall continue in effect for a term of ten years unless sooner terminated under
Section 16 hereof.

                                REVOCABLE PROXY


                           SUBURBFED FINANCIAL CORP.

                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 17, 1997

     The undersigned hereby appoints the Board of Directors of SuburbFed Financial Corp. (the "Company"), with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of capital stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Meeting") to be held at the Company's Administrative Office located at 154th Street at Broadway, Harvey, Illinois, on April 17, 1997 at 2:00 p.m., and at any and all adjournments and postponements thereof.


     1.   The election as directors of all nominees listed below:


                 [ ]     FOR            [ ]      VOTE WITHHELD

     INSTRUCTION:  TO WITHHOLD YOUR VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A
                   LINE IN THAT NOMINEE'S NAME IN THE LIST BELOW.

ROBERT L. HARRIS     BRUCE E. HUEY      DANIEL P. RYAN      VERNON P. VOLLBRECHT

     2. The ratification of the adoption of the 1997 Stock Option and Incentive Plan.

                 [ ]   FOR           [ ]   AGAINST           [ ]  ABSTAIN


     3. Ratification of the appointment of Cobitz, VandenBerg & Fennessy as auditors for the fiscal year ending December 31, 1997.

                 [ ]   FOR           [ ]   AGAINST           [ ]  ABSTAIN


     In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment or postponement thereof.


     THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE BOARD NOMINEES AND THE RATIFICATION OF THE OTHER PROPOSALS. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSITIONS.


                                    (Continued and to be SIGNED on Reverse Side)

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         Should the undersigned be present and elect to vote at the Meeting or at any adjournments or postponements thereof, and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this proxy, then the power of such attorneys or proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by filing a written notice of revocation with the Secretary of the Company or by duly executing a proxy bearing a later date.

         The undersigned acknowledges receipt from the Company, prior to the execution of this proxy, of notice of the Meeting, a Proxy Statement dated March 17, 1997 and an Annual Report to stockholders.


                                               Dated:                    , 1997
                                                      -------------------





                                               ---------------------------------
                                                    Signature of Stockholder




                                               ---------------------------------
                                                    Signature of Stockholder


                                               Please sign exactly as your
                                               name(s) appear(s) to the left.
                                               When signing as attorney,
                                               executor, administrator, trustee
                                               or guardian, please give your
                                               full title.  If shares are held
                                               jointly, each holder should
                                               sign.



    PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED
                             POSTAGE-PAID ENVELOPE